Exhibit 99.1

MicroVision Announces Launch of Proposed Public Offering

REDMOND, Wash., Aug. 13, 2026 – MicroVision, Inc. (NASDAQ: MVIS) (“MicroVision” or “Company”), a leader in advanced perception solutions for industrial, security and defense, and automotive applications, today announced that it has commenced a public offering, subject to market and other conditions, to offer and sell units, consisting of (i) one share of common stock (or pre-funded warrant in lieu thereof) and (ii) one warrant to purchase one share of common stock. All of the shares of common stock, pre-funded warrants and accompanying warrants are being offered by MicroVision.

The final terms of the offering will depend on market and other conditions at the time of pricing, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

WestPark Capital, Inc. is acting as exclusive placement agent for the offering on a reasonable best-efforts basis. MicroVision expects to use the net proceeds from the offering for general corporate purposes, including working capital and capital expenditures.

The securities described above are being offered pursuant to a registration statement on Form S-3 (File No. 333-297430), which was declared effective by the Securities and Exchange Commission (the “SEC”) on July 15, 2026. The offering is being made only by means of a prospectus which is a part of the effective registration statement. A preliminary prospectus related to the offering will be filed with the SEC on August 13, 2026. Copies of the preliminary prospectus supplement and accompanying prospectus, when available, will be filed with the SEC and may be obtained from WestPark Capital, Inc., 1800 Century Park East, Suite 220, Los Angeles, California 90067. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov.

Disclosures

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About MicroVision

MicroVision is defining the next generation of lidar-based perception solutions for industrial, security & defense, and automotive markets. As the industry moves beyond proof of concept toward value, deployment, and commercialization, MicroVision delivers integrated hardware and software solutions designed for real-world performance, automotive-grade reliability, and economic scalability. With engineering centers in the U.S. and Germany, MicroVision leads the industry in depth and breadth of its portfolio, with both short- and long-range lidar solutions, featuring solid-state sensors with varying wavelengths, advanced sensor architectures, design-to-cost engineering, and open software solutions.

MicroVision, MOSAIK, MOVIA, IRIS, and SENTINEL are trademarks of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Forward-Looking Statements

Certain statements contained in this release, including statements relating to conducting the offering, the competition of the offering or use of proceeds, the ability to satisfy closing conditions related to the offering and the overall timing and completion of such closing, and expectations for increases or decreases in expenses and are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include the risk of MicroVision’s ability to operate with limited cash or to raise additional capital when needed; market acceptance of its technologies and products; the failure of its commercial partners to perform as expected under its agreements; its financial and technical resources relative to those of its competitors; its ability to keep up with rapid technological change; government regulation of its technologies; its ability to enforce its intellectual property rights and protect its proprietary technologies; the ability to obtain customers and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market its products; potential product liability claims; its ability to maintain its listing on The Nasdaq Stock Market, and other risk factors identified from time to time in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect the Company. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect the Company to a greater extent than indicated. Except as expressly required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Investor Relations Contact

Jeff Christensen

Darrow Associates Investor Relations

MVIS@darrowir.com

Media Contact

Heidi Davidson - For MicroVision

heidi@galvanizeworldwide.com

(914) 441-6862